UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2007

Emisphere Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10615	13-3306985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

765 Old Saw Mill River Road, Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-347-2220

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2007, Emisphere Technologies, Inc.'s Board of Directors appointed Michael V. Novinski to the position of President and Chief Executive Officer. Pursuant to his appointment, Mr. Novinski has entered into an Employment Agreement with the Company dated April 6, 2007.

Prior to accepting the appointment as President and Chief Executive Officer, Mr. Novinski, who is 51 years old, was President and a member of the Board of Directors of Organon USA Inc. , a business unit of Organon BioSciences Inc, for the last 4 years. Mr. Novinski joined Organon USA in 1979 as a Pharmaceutical Sales Representative. He then joined Wyeth-Ayerst International in 1982 and held several positions in Product Management and Marketing. Mr. Novinski rejoined Organon in 1992 as Director of Marketing and has held several senior executive positions within Organon BioSciences prior to becoming President of Organon USA.

Mr. Novinski earned a Bachelor’s degree in 1978 with a major in Biology from Washington and Jefferson College in Washington, PA. He also studied under fellowship at the University of Pittsburgh Medical School, Department of Microbiology, 1978-1979.

The summary below is qualified by the actual terms of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The Employment Agreement provides as follows:

-The effective date of the Employment Agreement is April 6, 2007.
-An annual salary of $550,000
-Eligibility to receive an annual bonus of up to $550,000
-A non-qualified stock option (the "Option") to purchase up to 1,000,000 shares of the Company's Common Stock ("Option Shares") in accordance with the Company's equity compensation plan, as amended from time to time. 500,000 Option Shares will have an exercise price equal to the fair market value of a share of the Company's Common Stock on the date of grant. The remaining 500,000 Option Shares will have an exercise price equal to two times the fair market value of a share of the Company's Common Stock on the date of grant. The Option will vest 25% on the date of grant and 25% on each anniversary of the date of grant.
-Additional benefits include participation in the Company's other benefits made available to similar situated employees, a car allowance of up to $1,500 per month, business class air travel reimbursement and reimbursement of up to $15,000 per year for life insurance premiums.
-The Company shall use its commercially reasonable efforts to ensure Mr. Novinski is elected as a director of the Company within a reasonable time following the date the Employment Agreement is executed by both parties and that he remains a director for the duration of his employment relationship with the Company.
-The Employment Agreement expires on the third anniversary of the effective date of the agreement. The Employment Agreement will automatically renew for 1 year unless either party provides notice of non-renewal to the other party at least 60 days prior to the anniversary of the effective date or the renewal date.
-The Employment Agreement may be terminated for cause,as defined, without cause, or at any time by the executive.
-Upon termination without cause or at any time by the executive for good reason, the executive shall receive a severence as described in the Employment Agreement.

Additional information regarding this event is set forth in our Press Release dated April 10, 2007, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 - Employment Agreement dated April 6, 2007 between Michael V. Novinski and Emisphere Technologies, Inc.
Exhibit 99.1 - Press Release of Emisphere Technologies, Inc. dated April 10, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

April 11, 2007	By:	William T. Rumble

Name: William T. Rumble
Title: Corporate Controller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated April 6, 2007 between Michael V. Novinski and Emisphere Technologies, Inc.
99.1	Press Release of Emisphere Technologies, Inc. dated April 10, 2007